Exhibit 10.6.2
PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN
OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT
WITH THE SECURITIES AND EXCHANGE COMMISSION.
CHIP AND LOG SUPPLY AGREEMENT WAIVER AND AMENDMENT
THIS AGREEMENT made as of the 10th day of October, 2006
BETWEEN:
CATALYST PAPER CORPORATION, 1600 — 250 Howe Street, Vancouver, British Columbia as managing partner for and on behalf of CATALYST PAPER, a general partnership of Catalyst Paper Corporation and Catalyst Pulp Operations Limited
(“Catalyst”)
AND:
WESTERN FOREST PRODUCTS INC., 3rd Floor, 435 Trunk Road, Duncan, British Columbia
(“Western”)
WHEREAS:
A.
Catalyst and Western are parties to a Chip and Log Supply Agreement (the “Chip and Log Supply Agreement”) dated for reference the 8th day of June 1998 between MacMillan Bloedel Limited (a predecessor to Western) and MB Paper Limited (a predecessor to Catalyst);

B.
Western intends to permanently shut down the timber processing facility located on the Fraser River and referred to as the “New Westminster Division” in the definition of Specific MB Sawmills in the Chip and Log Supply Agreement (the “New Westminster Division”); and

C.
The parties have agreed to amend the Chip and Log Supply Agreement to reflect the closure of the New Westminster Division and to clarify certain other matters set out in the Chip and Log Supply Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of good and valuable consideration (the receipt of which each party acknowledges) and the agreements hereafter set out, the parties agree as follows:
1.	Definitions
Terms used in this Agreement which are defined in the Chip and Log Supply Agreement have corresponding meanings.

2.	Waiver
Provided that lumber production at the New Westminster Division by Western ceases permanently within 6 months after the date of this Agreement, Catalyst hereby:
(a)
in consideration of the change to the definition of the term “Harmac Tenure Commitment” as set out below and effective upon Western commencing to supply Chips to Harmac from or obtained in exchange for Chips from Western’s Saltair Sawmill as contemplated by that definition, waives the obligation of Western to give Catalyst a Termination Notice under section 6.2 of the Chip and Log Supply Agreement with respect to any reduction in the Harmac Tenure Commitment as a result of the closure of the New Westminster Division and waives the rights of Catalyst under Section 6.2 of the Chip and Log Supply Agreement to issue a Termination Purchase Notice and to purchase any Chips pursuant to Section 6.2 of the Chip and Log Supply Agreement that become available as a result of any such reduction in the Harmac Tenure Commitment;

(b)
waives the obligation of Western to give Catalyst a Closure Notice under Section 6.4 of the Chip and Log Supply Agreement with respect to the permanent closure of the New Westminster Division, and waives the right of Catalyst under Section 6.4 of the Chip and Log Supply Agreement to issue a Closure Purchase Notice and to purchase any Chips pursuant to Section 6.4 of the Chip and Log Supply Agreement that become available as a result of the permanent closure of the New Westminster Division.

Western and Catalyst agree that from and after the date hereof for the purposes of section 6.2 of the Chip and Log Supply Agreement, the volume of Chips that Western offers to Harmac from or obtained in exchange for the volume of Chips produced at Western’s Saltair Sawmill located on Vancouver Island near Ladysmith, British Columbia, will be included in the definition of the term “Harmac Tenure Commitment” in section 1.1(cc) of the Chip and Log Supply Agreement and that fluctuations in the volume of such Chips due to differences in production in the ordinary course of business will not be considered reductions in the Harmac Tenure Commitment for the purposes of section 6.2 of the Chip and Log Supply Agreement.
3.	Amendment
The Chip and Log Supply Agreement is hereby amended, effective on the date that lumber production at the New Westminister Division by Western ceases permanently, by deleting the description of variable “H” in Part III of Schedule E of the Chip and Log Supply Agreement and substituting the following therefor:
H: means:
(a)
for each Year, the volume of timber harvested from the Timber Lands and processed through the Island South Division Chippers in such Year, plus the lesser of: (i) (***); and (ii) the volume of timber (***) in such Year; and

(b)
for each Five Year Period, the volume of timber harvested from the Timber Lands and processed through the Island South Division Chippers in such Five Year Period, plus the lesser of: (i) (***); and (ii) the volume of timber (***) in such Five Year Period.

(***)

4.	Custom Cutting Operations
The parties acknowledge and agree that the definition of “Custom Cutting Operations” in Subsection 1.1(n) of the Chip and Log Supply Agreement includes all custom cutting sawmill operations conducted from time to time by MacMillan Bloedel Limited and its successors under the Chip and Log Supply Agreement, including without limitation the custom cutting sawmill operations conducted through S&R and all custom cutting sawmill operations conducted by Western, but excluding custom cutting operations which the parties agree, acting reasonably, are of minor or uneconomical volumes.
5.	General
This Agreement forms part of and is to be read together with the Chip and Log Supply Agreement. The Chip and Log Supply Agreement as amended by this Agreement remains in full force and effect.
IN WITNESS WHEREOF the parties have executed this Agreement.

CATALYST PAPER CORPORATION as managing partner for and on behalf of CATALYST PAPER

By:

By:

WESTERN FOREST PRODUCTS INC.

By:

By:

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